                          EXHIBIT INDEX
                          --------------

Exhibit No.               Description                   Page
-----------     --------------------------------     ---------

  10(g)         Certificate stating that a copy of        Filed herewith
                the report for the previous quarter
                has been filed with interested state
                commissions.